UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 16, 2012
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Community Partners Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 6, 2012.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected thirteen individuals to serve on the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Frank J. Patock, Jr.	4,213,127	432,462	2,427,745
Charles T. Parton	4,198,514	447,075	2,427,745
James M. Bollerman	4,308,720	336,869	2,427,745
Robert E. Gregory	4,308,720	336,869	2,427,745
Robert B. Grossman, M.D.	4,129,543	516,046	2,427,745
John E. Holobinko, Esq.	4,146,735	498,854	2,427,745
William F. LaMorte	4,273,613	371,976	2,427,745
William D. Moss	4,183,541	462,048	2,427,745
Joseph F.X. O’Sullivan	4,308,617	336,972	2,427,745
John J. Perri, Jr., C.P.A.	4,273,613	371,976	2,427,745
William Statter	4,308,281	337,308	2,427,745
Andrew Vitale	4,416,576	229,013	2,427,745
Robin Zager	4,308,720	336,869	2,427,745

Proposal No. 2.  The Company’s shareholders ratified the appointment of ParenteBeard LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions
6,901,686	107,018	64,630

Proposal No. 3.  The Company’s shareholders approved an amendment to the Company’s certificate of incorporation with respect to the classification of the Board of Directors and preventing removal of directors of the Company by its shareholders without cause, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,811,348	760,814	73,427	2,427,745

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated: May 18, 2012

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer